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                                                                  EXHIBIT 10.17


                                         Iliff Crossing Shopping Center







                         PURCHASE AND SALE AGREEMENT

                                   between

                    BOETTCHER WESTERN PROPERTIES II LTD.,

                                  as Seller,

                                     and

                               HEITLER/MERANSKI

                                   as Buyer
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                              TABLE OF CONTENTS
                              -----------------


                                                                           Page
                                                                           ----
ARTICLE 1 - PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2 - CONDITIONS TO THE PARTIES' OBLIGATIONS . . . . . . . . . . . . . 3

     2.1    Conditions to Buyer's Obligation to Purchase  . . . . . . . . .  3

            2.1.1     Performance by Seller . . . . . . . . . . . . . . . .  3
            2.1.2     Accuracy of Representation  . . . . . . . . . . . . .  3
            2.1.3     Title Policy  . . . . . . . . . . . . . . . . . . . .  3

     2.2    Conditions to Seller's Obligation to Sell . . . . . . . . . . .  3

            2.2.1     Performance by Buyer  . . . . . . . . . . . . . . . .  3
            2.2.2     Accuracy of Representations . . . . . . . . . . . . .  3
            2.2.3     Payment of Purchase Price . . . . . . . . . . . . . .  3

ARTICLE 3 - BUYER'S DELIVERIES. . . . . . . . . . . . . . . . . . . . . . .  3

     3.1    Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.2    Additional Deliveries . . . . . . . . . . . . . . . . . . . . .  4

            3.2.1     Balance of Purchase Price . . . . . . . . . . . . . .  4
            3.2.2     Assignment and Assumption of Leases . . . . . . . . .  4
            3.2.3     Assignment and Assumption of Contracts. . . . . . . .  4
            3.2.4     Cash - Prorations . . . . . . . . . . . . . . . . . .  4
            3.2.5     Evidence of Authority . . . . . . . . . . . . . . . .  4
            3.2.6     Transfer Declaration. . . . . . . . . . . . . . . . .  4
            3.2.7     Settlement Statement. . . . . . . . . . . . . . . . .  4

    3.3     Further Documents . . . . . . . . . . . . . . . . . . . . . . .  4
    3.4     Failure to Deliver. . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 4 - SELLER'S CLOSING DELIVERIES . . . . . . . . . . . . . . . . . .  5

    4.1     Delivery of Instruments and Documents . . . . . . . . . . . . .  5

            4.1.1     Deed  . . . . . . . . . . . . . . . . . . . . . . . .  5
            4.1.2     Bill of Sale and Assignment . . . . . . . . . . . . .  5
            4.1.3     Assignment and Assumption of Leases . . . . . . . . .  5
            4.1.4     Assignment and Assumption of Contracts. . . . . . . .  5
            4.1.5     Tenant Notification . . . . . . . . . . . . . . . . .  5
            4.1.6     Leases/Contracts  . . . . . . . . . . . . . . . . . .  5
            4.1.7     Section 1445 Affidavit. . . . . . . . . . . . . . . .  5
            4.1.8     Conveyance Information. . . . . . . . . . . . . . . .  5
            4.1.9     Settlement Statement. . . . . . . . . . . . . . . . .  5
            4.1.10    Updated Rent Roll . . . . . . . . . . . . . . . . . .  6
            4.1.11    Seller's Certificate. . . . . . . . . . . . . . . . .  6
            4.1.12    Estoppel Certificate. . . . . . . . . . . . . . . . .  6

    4.2     Further Documents . . . . . . . . . . . . . . . . . . . . . . .  6



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                                                                           Page
                                                                           ----
    4.3      Failure to Deliver . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 5 -  INVESTIGATION OF PROPERTY. . . . . . . . . . . . . . . . . . .   6

    5.1      Initial Delivery of Documents. . . . . . . . . . . . . . . . .   6

             5.1.1     Title Commitment . . . . . . . . . . . . . . . . . .   7
             5.1.2     Leases . . . . . . . . . . . . . . . . . . . . . . .   7
             5.1.3     Income and Expenses. . . . . . . . . . . . . . . . .   7
             5.1.4     Rent Roll. . . . . . . . . . . . . . . . . . . . . .   7
             5.1.5     ALTA Survey. . . . . . . . . . . . . . . . . . . . .   7
             5.1.6     Tax Bills. . . . . . . . . . . . . . . . . . . . . .   7
             5.1.7     Environmental Audit. . . . . . . . . . . . . . . . .   7

    5.2      Inspection of Property and Condition of Title. . . . . . . . .   7

             5.2.1     Inspection Period. . . . . . . . . . . . . . . . . .   7
             5.2.2     Termination  . . . . . . . . . . . . . . . . . . . .   8
             5.2.3     Title Defects. . . . . . . . . . . . . . . . . . . .   9

   5.3       "As Is" Purchase . . . . . . . . . . . . . . . . . . . . . . .   9

             5.3.1     Opportunity to Inspect . . . . . . . . . . . . . . .   9
             5.3.2     No Implied Representations . . . . . . . . . . . . .  10
             5.3.3     Waiver and Release . . . . . . . . . . . . . . . . .  10
             5.3.4     Survival . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 6 -  FINANCING CONTINGENCY. . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 7 -  THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .  11

    7.1      Date of Closing. . . . . . . . . . . . . . . . . . . . . . . .  11
    7.2      Manner of Closing; Title Policy. . . . . . . . . . . . . . . .  11

ARTICLE 8 -  PRORATIONS, FEES AND COSTS . . . . . . . . . . . . . . . . . .  11

    8.1      Prorations . . . . . . . . . . . . . . . . . . . . . . . . . .  11

             8.1.1     Property Taxes . . . . . . . . . . . . . . . . . . .  11
             8.1.2     Income . . . . . . . . . . . . . . . . . . . . . . .  12
             8.1.3     Deposits . . . . . . . . . . . . . . . . . . . . . .  12
             8.1.4     Reimbursable Expenses. . . . . . . . . . . . . . . .  12
             8.1.5     Other Expenses of Property . . . . . . . . . . . . .  13
             8.1.6     Miscellaneous. . . . . . . . . . . . . . . . . . . .  13

   8.2       Date of Proration  . . . . . . . . . . . . . . . . . . . . . .  13
   8.3       Buyer's Closing Costs. . . . . . . . . . . . . . . . . . . . .  14
   8.4       Seller's Closing Costs . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 9 -  DISTRIBUTION OF FUNDS AND DOCUMENTS. . . . . . . . . . . . . .  14

   9.1       Form of Disbursements  . . . . . . . . . . . . . . . . . . . .  14



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                                                                          Page
                                                                          ----

    9.2     Liens and Encumbrances . . . . . . . . . . . . . . . . . . . .  14
    9.3     Recorded Documents . . . . . . . . . . . . . . . . . . . . . .  14
    9.4     Nonrecorded Documents  . . . . . . . . . . . . . . . . . . . .  14
    9.5     Cash Disbursements . . . . . . . . . . . . . . . . . . . . . .  14
    9.6     Copies of Documents  . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 10 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION  . . . . . . .  15

   10.1     Return of Seller's Documents . . . . . . . . . . . . . . . . .  15
   10.2     Return of Buyer's Documents  . . . . . . . . . . . . . . . . .  15
   10.3     No Effect on Rights of Parties . . . . . . . . . . . . . . . .  15

ARTICLE 11 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

   11.1     Seller's Remedies  . . . . . . . . . . . . . . . . . . . . . .  15
   11.2     Buyer's Remedies . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 12 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .  16

   12.1     Seller's Representations and Warranties  . . . . . . . . . . .  16

            12.1.1   Authority . . . . . . . . . . . . . . . . . . . . . .  16
            12.1.2   Consents; Binding Obligations; Violations . . . . . .  16
            12.1.3   Litigation  . . . . . . . . . . . . . . . . . . . . .  16
            12.1.4   Condemnation  . . . . . . . . . . . . . . . . . . . .  16
            12.1.5   Special Assessments . . . . . . . . . . . . . . . . .  16
            12.1.6   Hazardous Materials . . . . . . . . . . . . . . . . .  17
            12.1.7   Survival; Seller's Knowledge  . . . . . . . . . . . .  17
            12.1.8   Reaffirmation . . . . . . . . . . . . . . . . . . . .  17

   12.2     Buyer's Representations and Warranties . . . . . . . . . . . .  18

            12.2.1   Authority . . . . . . . . . . . . . . . . . . . . . .  18
            12.2.2   Consents; Binding Obligations; Violations . . . . . .  18
            12.2.3   Survival  . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 13 - BROKER'S COMMISSION . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 14 - SELLER'S COVENANTS  . . . . . . . . . . . . . . . . . . . . .  19

   14.1     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   14.2     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   14.3     Personal Property  . . . . . . . . . . . . . . . . . . . . . .  20
   14.4     Maintenance and Operation of Property  . . . . . . . . . . . .  20
   14.5     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   14.6     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 15 - CASUALTY  . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 16 - CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . .  20


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                                                                           Page
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     16.1    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     16.2    Termination . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 17 - ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE 18 - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE 19 - TRANSFER OF POSSESSION  . . . . . . . . . . . . . . . . . . .   22

ARTICLE 20 - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . .   22

     20.1    Definitions   . . . . . . . . . . . . . . . . . . . . . . . .   22

             20.1.1   Cash   . . . . . . . . . . . . . . . . . . . . . . .   23
             20.1.2   Party  . . . . . . . . . . . . . . . . . . . . . . .   23

     20.2    Gender; Number  . . . . . . . . . . . . . . . . . . . . . . .   23
     20.3    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     29.4    Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     20.5    Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     20.6    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .   23
     20.7    Modification  . . . . . . . . . . . . . . . . . . . . . . . .   23
     20.8    Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .   23
     20.9    Governing Law . . . . . . . . . . . . . . . . . . . . . . . .   23
     20.10   Time of Essence . . . . . . . . . . . . . . . . . . . . . . .   24
     20.11   Severability  . . . . . . . . . . . . . . . . . . . . . . . .   24
     20.12   Successors and Assigns  . . . . . . . . . . . . . . . . . . .   24
     20.13   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .   24

Exhibit A    LEGAL DESCRIPTION . . . . . . . . . . . . . . . . . . . . . .  A-1

Exhibit B    ASSIGNMENT AND ASSUMPTION OF LEASES . . . . . . . . . . . . .  B-1

Exhibit C    ASSIGNMENT AND ASSUMPTION OF CONTRACTS  . . . . . . . . . . .  C-1

Exhibit D    SPECIAL WARRANTY DEED . . . . . . . . . . . . . . . . . . . .  D-1

Exhibit E    BILL OF SALE AND ASSIGNMENT . . . . . . . . . . . . . . . . .  E-1

Exhibit F    ESTOPPEL CERTIFICATE  . . . . . . . . . . . . . . . . . . . .  F-1

Exhibit G    SELLER'S WIRING INSTRUCTIONS  . . . . . . . . . . . . . . . .  G-1




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                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of April 26, 1995, is made by and among BOETTCHER WESTERN PROPERTIES II LTD., a Colorado limited partnership ("Seller"), and HEITLER/MERANSKI, a Colorado general partnership ("Buyer").

                                    RECITALS

         This Agreement is entered into with reference to the following facts:

         A. Seller is the owner of fee title to a portion of that certain retail center known as Iliff Crossing Shopping Center located at the northwest corner of Buckley Road and Iliff Avenue in Aurora, Colorado.

         B. As used in this Agreement, the term "Property" includes all of the following:

                 (1) The real property described on Exhibit A attached hereto together with all reversions, remainders, easements, rights-of-way and other appurtenances appertaining to or otherwise benefiting or used in connection with such real property or the "Improvements" (as defined below), and all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Land");

                 (2) The existing buildings and other improvements, structures, open parking facilities, fixtures, plants and trees placed, constructed, installed or located on the Land (collectively, the "Improvements"; the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property");

                 (3) Any items of equipment and other tangible personal property owned by Seller, located on and used in connection with the operation of the Real Property (the "Personal Property");

                 (4) All right, title and interest of Seller, as landlord, under any leases, tenancies or other occupancy arrangements affecting any portion of the Real Property (the "Leases");

                 (5) All right, title and interest of Seller in and to any contracts, agreements or commitments, oral or written, other than the Leases, including, without limitation, all construction contracts, contracts for repair or maintenance, contracts for the provision of services (such as, e.g., contracts concerning security services or the maintenance of landscaping or fire safety or mechanical systems), if any, relating to the Real Property or the

Personal Property, to the extent that they are assignable (the "Contracts");

                 (6) All right, title and interest of Seller in and to any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property or the Personal Property, but only to the extent that they are assignable (the "Warranties");

                 (7) All right, title and interest of Seller in and to any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property or the Personal Property, but only to the extent that they are assignable (the "Permits");

                 (8) All right, title and interest of Seller in and to any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans and other plans and studies that are in Seller's possession and relate to the Real Property or the Personal Property, but only to the extent that they are assignable and without representation or warranty of any kind or nature as to the assignability of such items or any matter contained therein (the "Plans"); and

                 (9) Any other rights, privileges and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Real Property or Personal Property, including all of Seller's right, title and interest in and to the use of the Real Property's name, but only to the extent that they are assignable (the "Intangible Property").

         C. Seller now desires to sell and Buyer now desires to purchase the Property, upon the terms and covenants and subject to the conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                           ARTICLE 1 - PURCHASE PRICE

         In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property for a total purchase price (the "Purchase Price") equal to Three Million One Hundred Thousand ($3,100,000), subject to prorations and adjustments provided for herein, and payable as set forth in
Article 3 below.

               ARTICLE 2 - CONDITIONS TO THE PARTIES' OBLIGATIONS

         2.1 Conditions to Buyer's Obligation to Purchase. Buyer's obligation to purchase the Property is expressly conditioned upon the satisfaction of each of the following:

                 2.1.1 Performance by Seller. Timely performance of each obligation and covenant of, and delivery required of, Seller hereunder.

                 2.1.2 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Seller in Section 12.1.

                 2.1.3 Title Policy. Delivery at the "Closing" (as defined in
Section 7.1) of the "Title Policy" (as defined in Section 7.2) or an unconditional commitment by the "Title Company" (as defined in Section 5.1.1) to issue the Title Policy after Closing.

         2.2 Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Property is expressly conditioned upon each of the following:

                 2.2.1 Performance By Buyer. Timely performance of each obligation and covenant of, and delivery required of, Buyer hereunder.

                 2.2.2 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Buyer in Section 12.2.

                 2.2.3 Payment of Purchase Price. Payment of the Purchase Price at the Closing in the manner herein provided.

                         ARTICLE 3 - BUYER'S DELIVERIES

         3.1 Deposit. Upon complete execution of this Agreement by Buyer and Seller, Buyer shall deliver its check in the amount of Fifty Thousand Dollars ($50,000) to Stewart Title of Denver, Inc. ("Closing Agent"). Closing Agent shall deposit the check in an interest bearing account (the $50,000, together with all interest earned thereon, is herein referred to as the "Deposit"). The Deposit shall be applied to the Purchase Price of the Property, subject to the terms and provisions of this Agreement. In the event Buyer defaults hereunder, the Deposit shall be paid to Seller as liquidated damages pursuant to the terms of Article 11 below. In the event of the failure of a condition precedent set forth in Section 2.1 or a termination of this




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

Agreement pursuant to Section 5.2.2 and Article 6, Closing Agent shall return the Deposit to Buyer.

         3.2 Additional Deliveries. Buyer shall, at or before the Closing, deliver to Seller or Closing Agent, as appropriate, the following funds, instruments and documents, the delivery of each of which is an express obligation of Buyer:

                 3.2.1 Balance of Purchase Price. Cash, constituting the balance of the Purchase Price, in the amount of Three Million Fifty Thousand Dollars ($3,050,000), less any prorations or adjustments in favor of Buyer provided for herein.

                 3.2.2 Assignment and Assumption of Leases. Two counterparts of the Assignment and Assumption of Leases in the form of Exhibit B attached hereto (the "Assignment of Leases"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Buyer.

                 3.2.3 Assignment and Assumption of Contracts. Two counterparts of the Assignment and Assumption of Contracts in the form of Exhibit C attached hereto (the "Assignment of Contracts"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Contracts to Buyer.

                 3.2.4 Cash - Prorations. Buyer's share, if any, of prorations, fees and costs, as described in Article 8 below.

                 3.2.5 Evidence of Authority. Certified resolutions of Buyer or other appropriate evidence of authority, if applicable, confirming that Buyer's execution, delivery and performance of this Agreement has been duly authorized in all respects.

                 3.2.6 Transfer Declaration. A real property transfer declaration, in form required by law and signed by Buyer, concerning the transaction contemplated by this Agreement.

                 3.2.7 Settlement Statement. A settlement statement signed by Buyer reflecting the Purchase Price, the Deposit, Buyer's share of the prorations, costs and fees described in Article 8 and the amounts due from Buyer pursuant to Sections 3.2.1 and 3.2.4.

         3.3 Further Documents. Buyer shall execute and deliver such other documents and shall take such other action at the Closing as may be necessary or appropriate to carry out its obligations under this Agreement, without further representations or warranties other than those contained herein.

         3.4 Failure to Deliver. The delivery of the funds, instruments and documents required above shall be express obligations of Buyer and a condition precedent to Seller's




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

performance hereunder, and the failure of Buyer to make any delivery required above by the date, or within the time, set forth above, shall constitute a material breach hereof by Buyer.

                    ARTICLE 4 - SELLER'S CLOSING DELIVERIES

         4.1 Delivery of Instruments and Documents. Seller shall, at or before the Closing, deliver to Buyer or Closing Agent, as appropriate, the following instruments and documents, the delivery of each of which is an express obligation of Seller:

                 4.1.1 Deed. A special warranty deed in the form of Exhibit D attached hereto (the "Deed"), executed and acknowledged by Seller, conveying the Real Property to Buyer, subject to the "Permitted Exceptions" (as defined in Section 5.1.1).

                 4.1.2 Bill of Sale and Assignment. A bill of sale and assignment in the form of Exhibit E attached hereto, executed by Seller, conveying the Personal Property, Warranties, Permits, Plans and Intangible Property to Buyer, without representation or warranty of any kind whatsoever.

                 4.1.3 Assignment and Assumption of Leases. Two counterparts of the Assignment of Leases executed by Seller.

                 4.1.4 Assignment and Assumption of Contracts. Two counterparts of the Assignment of Contracts executed by Seller.

                 4.1.5 Tenant Notification. Signed notification advising each tenant under the Leases of the transfer of ownership and directing that all further payments of rent be made as directed by Buyer.

                 4.1.6 Leases/Contracts. Originals or legible copies of the Leases, and any written Contracts, and all keys to the Improvements in Seller's possession.

                 4.1.7   Section 1445 Affidavit.    An affidavit executed by
Seller which evidences that the Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code of 1986, as amended.

                 4.1.8 Conveyance Information. Colorado Form DR-1083, in form required by law and signed by Seller, concerning information with respect to a conveyance of a Colorado real property interest.

                 4.1.9 Settlement Statement. A settlement statement signed by Seller reflecting the Purchase Price, Seller's share of the prorations, costs and fees described in Article 8 and the net proceeds due to Seller.

                 4.1.10 Updated Rent Roll. An update to the rent roll delivered pursuant to Section 5.1.4, which update shall be certified by Seller as true and accurate, to Seller's knowledge, as of the date of Closing.

                 4.1.11 Seller's Certificate. The certificate concerning Seller's representations and warranties that is described in Section 12.1.8.

                 4.1.12 Estoppel Certificates. An estoppel certificate executed by each of the tenants under the Leases, substantially in the form of Exhibit F attached hereto (or, in any form specified by such Lease) with the blanks therein completed with information from (or corresponding with) that set forth in the rent roll delivered pursuant to Section 5.1.4 (including any changes approved by Buyer pursuant to Section 14.1 or otherwise disclosed by the updated rent roll delivered pursuant to Section 4.1.10); provided, however, that Seller's obligations under this Section 4.1.12 shall be deemed satisfied if Seller delivers such estoppel certificates from tenants under Leases covering at least 90% of the occupied rentable area of the Improvements and Seller delivers substitute estoppel certificates executed by Seller from any tenants from whom Seller is unable to obtain estoppel certificates (which substitute estoppels shall be in substantially the same form and contain the same information as would have been the case if signed by the tenants, but which substitute estoppels shall terminate, and shall result in no liability to Seller, unless a claim thereon is made before six (6) months following the date of Closing); and provided further that if Seller is unable to satisfy its obligations under this Section 4.1.12 and Buyer does not elect to waive such obligations, then Buyer's sole remedy shall be to terminate this Agreement and receive a refund of the Deposit.

         4.2 Further Documents. Seller shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out its obligations under this Agreement, without further representations or warranties other than those contained herein.

         4.3 Failure to Deliver. The delivery of the instruments and documents required above shall be express obligations of Seller and a condition precedent to Buyer's performance hereunder, and the failure of Seller to make any delivery required above by the date, or within the time, set forth above shall constitute a material breach hereof by Seller.

                     ARTICLE 5 - INVESTIGATION OF PROPERTY

         5.1 Initial Delivery of Documents. Seller has delivered to Buyer or has made available to Buyer (or will, not later than three (3) business days following the execution of this Agreement by both parties, deliver or make available to Buyer) the following items (collectively referred to herein as "Seller's Deliveries"):

                 5.1.1 Title Commitment. A current title commitment addressed to Buyer contemplating the issuance of a standard coverage owner's policy of title insurance, together with legible copies of all recorded exceptions to title referred to in such report (collectively, the "Commitment") covering the Real Property and issued by Stewart Title (the "Title Company"). Buyer shall review the Commitment as part of its investigation of the Property. If Buyer does not terminate this Agreement pursuant to Section 5.2.2, then the Leases and all other exceptions to title disclosed in the Commitment, as amended by any endorsements or revisions to the Commitment issued by the Title Company and received by Buyer prior to the expiration of the Inspection Period, shall constitute the "Permitted Exceptions" hereunder.

                 5.1.2 Leases. A copy of each of the Leases, including all amendments thereto.

                 5.1.3 Income and Expenses. A statement of operating income received and expenses incurred by Seller in connection with the ownership, maintenance and operation of the Property for the fiscal years ended September 30, 1992 and 1993, for each of the twelve (12) months ended September 30, 1994 and for each of the six (6) months ended March 31, 1995, together with copies of all property management reports received by Seller from CTX Commercial Corporation of Colorado, Seller's property manager for the Property, for the eighteen (18) months ended March 31, 1995.

                 5.1.4 Rent Roll. A rent roll of the Property, certified by Seller as true and accurate to Seller's knowledge, as of date not earlier than April 1, 1995.

                 5.1.5 ALTA Survey. A current ALTA improvement survey of the Real Property (the "Survey"). The certification contained in the Survey shall be amended prior to Closing to specifically name Buyer and Buyer's lender, if any, if required by such lender.

                 5.1.6 Tax Bills. Copies of property tax bills from Arapahoe County for the most recent years concerning the Real Property.

                 5.1.7 Environmental Audit. A copy of Phase I and Phase II environmental audit(s) of the Real Property in Seller's possession.

         5.2 Inspection of Property and Condition of Title.

                 5.2.1 Inspection Period. Buyer shall have until 5:00 p.m. Mountain time on the twenty-first (21st) day following the day on which all of Seller's Deliveries have been delivered or made available to Buyer (the "Inspection Period") to (i) review the contents of the Seller's Deliveries, (ii) investigate the Property and all matters relevant to its acquisition, development, usage, operation and marketability, and (iii) conduct physical, environmental and similar inspections of the Property. Such right of investigation shall include the right to have made, at Buyer's expense, any studies or inspections of the Property as Buyer may deem necessary or appropriate. Buyer shall not conduct or allow any physically intrusive testing ("Testing") of, on or under the Property without first obtaining Seller's written consent as to the timing and scope of any work to be performed. Buyer agrees that, in making any inspections, or conducting any Testing, on or under the Property, Buyer or Buyer's agents will carry not less than $3,000,000 of comprehensive general liability insurance which names Seller as an additional insured party and with contractual liability endorsement which insures Buyer's indemnity obligations hereunder, and, upon request of Seller, will provide Seller with written evidence of the same; Buyer will not materially and adversely interfere with the activity of tenants or any persons occupying or providing service at the Property, will not reveal, prior to Closing, to any third party (other than Buyer's potential lender(s), if any, and Buyer's attorneys and advisors) the results of its inspections or other tests; and Buyer will not cause any physical damage to the Property by the inspections or tests (provided, however, that if Buyer causes any physical damage to the Property by its inspections or tests, at Seller's election, Buyer will restore promptly any physical damage caused to the Property). Buyer shall give Seller reasonable prior notice of its intention to conduct any inspections or tests, and Seller reserves the right to have a representative present. Buyer agrees to provide Seller with a copy of any inspection or test report generated by or on behalf of Buyer in connection with Buyer's inspection of the Property pursuant to this Section 5.2. Buyer agrees (which agreement shall survive Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys' fees, and costs arising out of or in connection with Buyer's inspection and Testing of the Property, including, but not limited to, property damage claims, personal injury claims, mechanics' lien claims and any claims arising out of a breach of the foregoing agreements by Buyer. Any inspections and Testings shall be at Buyer's sole cost and expense.

                 5.2.2 Termination. If, on or before the expiration of the Inspection Period, Buyer gives Seller and Closing Agent written notice setting forth Buyer's dissatisfaction with the Property for any reason whatsoever, then
(i) this Agreement shall terminate, (ii) the Deposit shall be returned to Buyer, (iii) Closing Agent shall return all other items held by Closing Agent to the party who delivered the same, and (iv) both parties shall be relieved from any further liability hereunder, other than Buyer's indemnity under
Section 5.2.1 of this Agreement. If Buyer does not terminate this Agreement as described in the preceding sentence, then this Agreement shall remain in full force and effect in accordance with its terms.

                 5.2.3 Title Defects. If, prior to Closing, Buyer notifies Seller of the existence of any encumbrance, encroachment, defect in or other matter affecting title, other than the Permitted Exceptions, Seller shall use such efforts and shall expend such amount as it may, in its sole judgment, deem appropriate to remove or cure any such defect of title prior to Closing. Seller shall have no obligation, however, to cure any such defect. If Seller does not or is unable to so remove or cure all such defects of title prior to Closing, Buyer may (i) waive all such uncured defects of title and accept such title as Seller is able to convey as of Closing without an abatement of the Purchase Price; or (ii) terminate this Agreement by notice to Seller, whereupon this Agreement shall terminate as provided in Section 5.2.2.

         5.3     "As Is" Purchase.

                 5.3.1 Opportunity to Inspect. Buyer acknowledges and agrees, for Buyer and Buyer's successors and assigns, that (i) Buyer is being given a reasonable opportunity to inspect and investigate the Property and all aspects relating thereto, either independently or through agents, consultants or experts of Buyer's choosing; (ii) Buyer shall inspect and investigate the Property during the Inspection Period and engage such qualified agents, consultants or experts, including, without limitation, environmental consultants, as Buyer deems necessary to make all appropriate inquiry regarding the condition of the Property and adjacent property, including, without limitation, the presence thereon, or the condition thereof with respect to, any "Hazardous Materials" (as defined below); and (iii) if Buyer does not terminate this Agreement pursuant to Section 5.2.2, then at Closing, Buyer shall acquire and accept the Property in its then-existing condition on an "AS IS, WHERE IS, AND WITH ALL FAULTS" basis, with no right of set-off or reduction in the Purchase Price. As used in this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any "Environmental Law" (as defined below), including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation. As used in this Agreement, "Environmental Law" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority or requirements of law (including common law) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or natural resources, or to releases or threatened releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or may hereafter be in effect.

                 5.3.2 No Implied Representations. Buyer acknowledges and agrees that, except for Seller's express representations and warranties set forth in Section 12.1 below or in any instrument of conveyance signed by Seller and delivered to Buyer at Closing (collectively, "Seller's Express Representations"), NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE NATURE, QUANTITY, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE AREA, OR THE CONDITION WITH RESPECT TO WATER, SOILS OR GEOLOGY, OF ANY LAND INCLUDED IN THE PROPERTY, THE PLUMBING, ELECTRICAL OR MECHANICAL EQUIPMENT OR SYSTEMS OR THE ROOFS, FOUNDATIONS OR OTHER STRUCTURAL COMPONENTS OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY, OR THE FITNESS OF ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY BY VIRTUE OF THE LEASES OR OTHERWISE; (C) THE COSTS OF OWNING, OPERATING, REPAIRING OR MAINTAINING THE PROPERTY; (D) THE MARKETABILITY OF THE PROPERTY OR ANY POTENTIAL TO DEVELOP, CONSTRUCT OR ALTER IMPROVEMENTS ON, OR LEASE OR SELL THE PROPERTY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW; AND THAT NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS CONCERNING HAZARDOUS MATERIALS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF, OR TO BE PROVIDED BY OR ON BEHALF OF, SELLER OR UPON ANY REPRESENTATIONS MADE TO IT BY SELLER OR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR MAY BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

                 5.3.3 Waiver and Release. Buyer, for Buyer and Buyer's successors and assigns, releases Seller and Seller's agents, employees, officers, directors, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the Property; and (ii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any of such persons with respect to the Property. The release and waiver set forth in this Section 5.3.3 shall not apply to any breach by Seller of Seller's Express Representations.

                 5.3.4 Survival. The provisions of this Section 5.3 shall survive Closing or any termination of this Agreement.

                       ARTICLE 6 - FINANCING CONTINGENCY

                 Buyer shall have until 5:00 p.m. Mountain time on the fifty first (51st) day from the date this Agreement is executed by both parties to secure a commitment for a new first trust deed loan of not less than two million one hundred seventy thousand dollars ($2,170,000) with terms and conditions satisfactory to Buyer. In the event Buyer is unable to obtain said financing within said sixty (60) day period, then (i) this Agreement shall terminate, (ii) the Deposit shall be returned to Buyer, (iii) Closing Agent shall return all other items held by Closing Agent to the party who delivered the same, and (iv) both parties shall be relieved from any further liability hereunder, other than Buyer's indemnity under Section 5.2.1 of this Agreement.

                            ARTICLE 7 - THE CLOSING

         7.1 Date of Closing. If this Agreement has not then been terminated in accordance with Section 5.2.2 or Article 6, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of the Closing Agent, on the forty fifth (45th) day after the expiration of the Inspection Period or, by mutual agreement of the parties, on an earlier date (the "Closing Date").

         7.2 Manner of Closing; Title Policy. At Closing, the parties shall make all deliveries described in Articles 3 and 4 that have not previously been made and the Title Company shall issue to Buyer, or shall unconditionally commit to issue to Buyer after Closing, its standard owner's policy of title insurance contemplated by the Commitment, with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in Buyer, subject only to the Permitted Exceptions (the "Title Policy").

                     ARTICLE 8 - PRORATIONS, FEES AND COSTS

         8.1 Prorations. Closing Agent will prorate and adjust between the parties, in Cash at Closing, the following (all prorations are to be made on the basis of a 365-day year, unless otherwise specifically instructed in writing):

                 8.1.1 Property Taxes. All real property and personal property taxes and assessments (except special assessments) shall be prorated as of the Closing Date. Buyer shall be solely responsible for payment of any special assessments payable in installments due on or after the Closing Date. Seller shall pay all installments of any special assessments due prior to the Closing. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent assessed valuations and mill levy available, which proration shall be deemed a final settlement between the parties.

                 8.1.2 Income. All income from the Leases, including, without limitation, both net rents and additional rents due pursuant to the Leases for the tenants' respective shares of common area maintenance costs, real estate taxes, insurance and similar costs of ownership or operation (collectively, "Reimbursable Expenses"), shall be prorated as of the Closing Date. Buyer shall receive all income accruing on the Closing and thereafter. Seller shall receive all income accruing prior to the Closing. Delinquent rent due from tenants under the Leases for any period prior to the Closing shall not be prorated. If any such delinquent rents are collected by Buyer after the Closing, they shall be paid over by Buyer to Seller as and when collected. All rents received by Buyer after Closing shall be deemed to be applied first to satisfy any rents for periods subsequent to Closing due and owing as of the date such rents are received, and secondly, to delinquent rental obligations for any period before Closing not prorated at Closing. Seller shall retain all ownership rights relating to any such delinquent rents and if Buyer has not collected the same within sixty (60) days from the Closing Date, Seller may take such action as it deems necessary to collect such delinquent rents, including the commencement of an action against the tenant under the Lease or any other person liable for such delinquent rents, but Seller shall not have the right to cause the tenancy of such tenant to be terminated.

                 8.1.3 Deposits. Buyer shall be entitled to a credit at Closing for the amount of any security or other refundable deposits paid by tenants under the Leases.

                 8.1.4 Reimbursable Expenses. For each of the tenants under the Leases, there shall be calculated the difference, if any, between (i) the rental payments made by such tenant to Seller through the Closing Date for such tenant's prorata share of Reimbursable Expenses for the year of Closing; and
(ii) such tenant's prorata share, pursuant to the terms of its Lease, of the actual Reimbursable Expense incurred by Seller for the year of Closing through the Closing Date. In calculating such amounts, any rental payments for Reimbursable Expenses that are credited to Buyer at Closing shall be subtracted from rental payments for Reimbursable Expenses deemed received by Seller and all prorations charged to Seller for expenses that constitute Reimbursable Expenses shall be deemed amounts incurred by Seller through the Closing Date. The amounts of such differences (whether positive or negative) for each of the tenants under the Leases shall then be added together and (A) if Seller has received more rental for Reimbursable Expenses for the year of Closing through the Closing Date than the actual amount of Reimbursable Expenses incurred by Seller during such period for which Seller is entitled to reimbursement under the Leases, then Seller shall credit the amount of such excess to Buyer at Closing; and (B) if Seller has received less rental for Reimbursable Expenses for the year of Closing through the Closing Date than the actual amount of Reimbursable Expenses incurred by Seller during such period for which Seller is entitled to reimbursement under the Leases, then Buyer shall pay the amount of such deficiency to Seller at Closing. Such adjustment between Seller and Buyer for reimbursements due from the tenants under the Leases for Reimbursable Expenses shall be deemed a final settlement. Buyer shall be solely responsible for any adjustments that are required to be made with the tenants under the Leases after the end of the year of Closing for any differences between the rental payments made by such tenants for Reimbursable Expenses for the year of Closing and the actual total Reimbursable Expenses for such year. Such obligation of Buyer shall survive Closing.

                 8.1.5 Other Expenses of Property. In general, all expenses relating to the operation of the Property accruing prior to the Closing shall be paid by Seller and all such expenses accruing on or after Closing shall be paid by Buyer. Buyer shall arrange with all utilities services and companies servicing the Property to have new accounts started in the name of Buyer or Buyer's designee beginning at 12:01 a.m. on the Closing Date (except with respect to those accounts maintained in the names of the tenants under the Leases).

                 8.1.6 Miscellaneous. All of the prorations respecting the Property, except as otherwise provided herein, shall be made in accordance with the custom of Arapahoe County, Colorado.

         8.2 Date of Proration. The prorations and adjustments provided for in this Article 7 shall be made so that the Buyer shall receive the income and be charged with the expense of the operation of the Property for the Closing Date, provided that the Purchase Price (subject to the adjustments and prorations provided for herein) is delivered to Seller in sufficient time on the Closing Date so that such proceeds may be invested and Seller shall receive interest on such investment for the Closing Date. If the proceeds of the Purchase Price are not so delivered to the Seller on the Closing Date, the prorations and adjustments to be made under this Article 7 shall not be changed, but Buyer shall pay to Seller interest on the amounts due to Seller at a rate equal to ten percent (10%) per annum, calculated on a 360-day year, to compensate Seller for the loss of interest for such date.

         8.3 Buyer's Closing Costs. Buyer will pay (i) all excise, transfer (such as documentary fees or stamps), sales and use taxes, (ii) one-half of Closing Agent's closing fee, (iii) the cost of any endorsements to the Title Policy, (iv) usual buyer's recording charges, and (v) Buyer's attorneys' fees.

         8.4 Seller's Closing Costs. Seller will pay (i) one-half of Closing Agent's closing fee, (ii) the Title Company's premium for the Title Policy (excluding the costs of any endorsements thereto), (iii) the cost of the Survey, (iv) usual seller's recording charges, and (v) Seller's attorneys' fees.

                ARTICLE 9 - DISTRIBUTION OF FUNDS AND DOCUMENTS

         9.1 Form of Disbursements. All disbursements by Closing Agent to Seller shall be made by wire transfer to the account of Seller in accordance with the wiring instructions attached as Exhibit G hereto.

         9.2 Liens and Encumbrances. At the time of Closing, Closing Agent shall pay, from funds to which Seller shall be entitled, to the obligees thereof, any lien, deed of trust, mortgage or other encumbrance then affecting the Property.

         9.3 Recorded Documents. Closing Agent will cause the County Recorder of Arapahoe County, Colorado to mail the Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or
(ii) for whose benefit said document was acquired.

         9.4 Nonrecorded Documents. Closing Agent will, at the Closing, deliver at least one duplicate original of each nonrecorded document received hereunder by Closing Agent to Buyer and Seller.

         9.5 Cash Disbursements. Closing Agent will, at the Closing, arrange for wire transfer, (i) to Seller, or order, the Purchase Price, plus any prorations or other credits to which Seller will be entitled and less any appropriate prorations or other charges and (ii) to Buyer, or order, any excess funds theretofore delivered to Closing Agent by Buyer.

         9.6 Copies of Documents. Closing Agent will, as soon as possible after Closing, deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each document recorded or delivered to or through Closing Agent herein.

          ARTICLE 10 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

         10.1 Return of Seller's Documents. In the event this Agreement is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following such termination, deliver to Seller all documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Closing Agent shall deliver all documents and materials delivered by Seller and then in Closing Agent's possession to Seller.

         10.2 Return of Buyer's Documents. In the event this Agreement is terminated for any reason (other than the default of Buyer), Closing Agent shall, within fifteen (15) calendar days following such termination, deliver to Buyer all funds and documents, if any, delivered by Buyer and then in Closing Agent's possession to Buyer.

         10.3 No Effect on Rights of Parties. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may be entitled by the terms of this Agreement.

                              ARTICLE 11 - DEFAULT

         11.1 Seller's Remedies. If Buyer fails to complete the acquisition as herein provided by reason of any default by Buyer, Seller shall be released from any further obligations hereunder and shall be entitled to the following:




Buyer's          INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT
Initials         TO ESTIMATE THE DAMAGE AND HARM WHICH SELLER WOULD SUFFER IN
                 THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE
---------        ACQUISITION HEREUNDER AND INSOFAR AS A REASONABLE ESTIMATE OF
                 THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT
                 OF BUYER'S DEFAULT AND FAILURE TO DULY COMPLETE THE
Seller's         ACQUISITION HEREUNDER IS THE SUM OF $50,000, SELLER SHALL
Initials         THEREFORE BE ENTITLED TO BUYER'S DEPOSIT OF $50,000 PLUS ANY
                 INTEREST THEREON, DELIVERED TO SELLER IN ACCORDANCE WITH
--------         SECTION 3.1 OF THIS AGREEMENT AS AND FOR THE SOLE REMEDY FOR
                 DAMAGES ARISING FROM BUYER'S FAILURE TO COMPLETE THE
                 ACQUISITION IN ACCORDANCE WITH THE TERMS HEREOF.

         11.2 Buyer's Remedies. In the event of any failure of Seller to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, Buyer may, at Buyer's option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and to Closing Agent whereupon Closing Agent shall return the Deposit to Buyer and both Buyer and Seller shall be relieved of further obligations or liabilities hereunder, or (ii) Buyer may seek specific performance of this Agreement.

                  ARTICLE 12 - REPRESENTATIONS AND WARRANTIES

         12.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the date on which Closing shall occur:

                 12.1.1 Authority.      Seller is a limited partnership, duly
organized and existing in good standing under the laws of the State of Colorado. Seller has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby. All requisite action, if any, has been taken by Seller in connection with the entering into of this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

                 12.1.2 Consents; Binding Obligations; Violations. All consents and approvals which may be required in order for Seller to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgement, order, permit, writ, injunction, or decree of any court, commission, bureau or agency to which Seller is subject or by which Seller is bound, or constitute a breach or default under any agreement or other obligation to which Seller is a party or otherwise bound.

                 12.1.3 Litigation. To Seller's knowledge, there are no actions, suits, investigations or proceedings pending or threatened, with respect to or in any manner affecting the Property or the ability of Seller to sell the Property on the terms and conditions set forth herein.

                 12.1.4 Condemnation. To Seller's knowledge, there are no pending or threatened condemnation or similar proceedings affecting the Property, or any part thereof, and to Seller's knowledge, no such proceeding is contemplated by any governmental authority.

                 12.1.5 Special Assessments. To Seller's knowledge, the Real Property is not situated within any special assessment district other than the districts revealed by the most recent statement for real property taxes for the Real Property which Seller has delivered to Buyer. Seller has no knowledge of any proposal under which the Real Property is to be included in any other special assessment district. Seller makes the following disclosure to Purchaser, which disclosure is required in certain circumstances by Colorado law: SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH

DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

                 12.1.6 Hazardous Materials. To Seller's knowledge, and except as may be disclosed to the contrary in any of Seller's Deliveries, there are no Hazardous Materials present on the Real Property in any quantity or manner that violates any Environmental Law.

                 12.1.7 Survival; Seller's Knowledge. The foregoing representations and warranties shall terminate as of the earlier to occur of
(i) the termination of this Agreement, or (ii) the date six (6) months following the Closing Date. Seller shall indemnify and hold Buyer harmless and defend Buyer from any loss, liability or expense incurred by Buyer or any claim made against Buyer by reason of the breach of any of the foregoing representations or warranties; provided that Seller shall have no obligation hereunder with respect to any loss, liability or expense incurred by Buyer, or claim made against Buyer, subsequent to the termination of such representations and warranties as provided above or with respect to any matter as to which Buyer fails to notify Seller prior to such termination. As used in this Section 11.1, phrases such as "to Seller's knowledge" and "Seller has no knowledge of" shall refer solely to matters within the current, actual (as opposed to constructive) knowledge of the officers of the general partner of Seller's general partner.

                 12.1.8 Reaffirmation. All of the representations and warranties made by Seller in this Section 12.1 are made as of the date of this Agreement. At Closing, Seller shall deliver to Purchaser a certificate pursuant to which Seller shall reaffirm such representations and warranties as true and correct as of the date of Closing, provided that such certificate may reflect any changes to such representations and warranties of which Seller has become aware prior to Closing. In the event that such certificate indicates any material changes to the foregoing representations and warranties, Seller shall not be deemed in default hereunder and Purchaser's sole remedy shall be to terminate this Agreement and receive a refund of the Deposit. In the event such certificate does indicate any such changes and Purchaser does not elect to terminate this Agreement, the representations and warranties made by Seller to Purchaser pursuant to this Agreement as of the date of Closing shall be deemed made subject to any such changes reflected in such certificate.

         12.2 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the Closing:

                 12.2.1 Authority. Buyer is a sole proprietorship or limited liability company, duly organized and existing in good standing under the laws of the State of Colorado. Buyer has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby. All requisite action, if any, has been taken by Buyer in connection with the entering into of this

Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

                 12.2.2 Consents; Binding Obligations; Violations. All consents and approvals which may be required in order for Buyer to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgement, order, permit, writ, injunction, or decree of any court, commission, bureau or agency to which Buyer is subject or by which Buyer is bound, or constitute a breach or default under any agreement or other obligation to which Buyer is a party or otherwise bound.

                 12.2.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the date six (6) months following the Closing Date. Buyer shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties; provided that Buyer shall have no obligation hereunder with respect to any loss, liability or expense incurred by Seller, or claim made against Seller, subsequent to the termination of such representations and warranties as provided above or with respect to any matter as to which Seller fails to notify Buyer prior to such termination.

                        ARTICLE 13 - BROKER'S COMMISSION

                 The parties hereto represent and warrant that they know of no broker's commissions, agents' or finders' fees due in connection with this transaction, except for the commission due to CTX Commercial Corporation ("Broker") for the work of its agent, Bill Utz, which shall be the sole responsibility of Seller, and any commissions payable to Western Centers ("Buyer's Agent") for the work of its agent, Arnie Meranski. Any fees or commissions payable to Buyer's Agent or any other cooperating brokers shall be paid by Broker pursuant to a separate agreement between Broker and Buyer's Agent. The parties hereto hereby agree to hold harmless, indemnify and defend each other from all expenses, liabilities and damages, including without limitation, attorneys' fees, resulting from claims of brokers, agents or finders, licensed or otherwise claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated herein.

                        ARTICLE 14 - SELLER'S COVENANTS

         Seller covenants for the benefit of and agrees with Buyer that, pending Closing, Seller shall:

         14.1 Leases. Perform in a timely manner all of Seller's obligations under the Leases, consistent with Seller's ordinary business practices in effect as of the date hereof. Subsequent to the expiration of the Inspection Period, Seller shall not enter into any new Leases without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, Seller shall not modify or terminate any of the Leases without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. If Seller desires to enter into a new Lease subsequent to the expiration of the Inspection Period, which Lease requires the consent of Buyer thereto as provided in this Section 13.1 Seller shall deliver written notice to Buyer requesting Buyer's approval thereof and providing therewith the most current draft of the proposed new Lease. Seller also agrees to provide any other information concerning the new Lease and proposed tenant which Buyer reasonably requests. Buyer shall respond to Seller's request for approval of the new Lease transaction within two (2) business days after the delivery of Seller's notice. Unless Buyer shall deliver written notice to Seller disapproving the proposed new Lease within such two (2) business day period, Buyer shall be deemed to have approved such Lease transaction for all purposes of this Agreement and Seller may proceed to consummate such new Lease in the form most recently approved (or deemed approved) by Buyer.

         14.2 Contracts. Perform in a timely manner all of Seller's obligations under the Contracts, consistent with Seller's ordinary business practices in effect as of the date hereof. Subsequent to the expiration of the Inspection Period, Seller shall not enter into any new Contracts except those which by their terms may be terminated upon no more than thirty (30) days' written notice (and to deliver to Buyer copies of any such new Contracts) without Buyer's prior written consent, which consent shall not be unreasonably withheld. In addition, Seller shall not modify or terminate any of the Contracts except as consented to in writing by Buyer, which consent shall not be unreasonably withheld or delayed. Buyer's consent shall be deemed to have been given by Buyer if Buyer does not notify Seller to the contrary within two
(2) business days after receipt of Seller's request for such consent. Seller shall promptly notify Buyer of any such agreements entered into by Seller prior to the expiration of the Inspection Period.

         14.3 Personal Property. Except in the ordinary course of Seller's business, not remove any Personal Property except to make repairs and replacements.

         14.4 Maintenance and Operation of Property. Maintain the Property in its present condition, ordinary wear and tear excepted, and operate the Property in substantially the same manner as the Property has previously been operated by Seller.

         14.5 Insurance. Maintain in full force and effect all insurance policies covering the Property as of the date of this Agreement.

         14.6 Notices. Promptly deliver to Buyer a copy of any notice received by Seller of any lawsuits threatened or pending involving all or a portion of the Property or concerning any building, zoning, fire or health code violation.

                             ARTICLE 15 - CASUALTY

         In the event that the Property should be damaged by any casualty prior to Closing, Seller shall promptly give Buyer written notice of such occurrence, and as soon thereafter as practicable, shall provide Buyer with an estimate (the "Estimate") made by an architect, engineer or contractor selected by Seller and approved by Buyer (which approval shall not be unreasonably withheld or delayed) of the cost required to repair such damage. If it is so estimated that the cost to make any such repairs shown on the Estimate would exceed an amount equal to ten percent (10%) of the Purchase Price, then Buyer, at its option, may terminate this Agreement upon written notice to the Seller given within ten (10) days after both parties' receipt of the Estimate, in which event Closing Agent shall return the Note (or, if the Note has then been paid, the Deposit) to Buyer and both parties shall be relieved of any further obligations hereunder. If Buyer does not elect to so terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall assign all insurance proceeds payable as a result of such casualty to Buyer at the Closing.

                           ARTICLE 16 - CONDEMNATION

         16.1 Notice. If, prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all of any portion of the Property, Seller will notify Buyer promptly thereof.

         16.2 Termination. Other than with respect to an "Immaterial Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Agreement and the Closing Date shall, at the option of Buyer, cause a termination of this Agreement. The election to terminate provided hereby must be exercised (or will be deemed to have been waived) by notice to the other party to that effect given within fifteen (15) days following delivery of Seller's notice pursuant to Section 15.1 above. Upon delivery of such termination notice, Closing Agent shall return the Note (or, if the Note has then been paid, the Deposit) to Buyer and both parties shall be relieved of any future obligations hereunder. If Buyer does not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Property so taken or condemned, but Buyer will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Buyer's consent and will take at Closing all action necessary to assign its entire interest in such award to Buyer or its designee. Any taking or condemnation for any public or quasi-public purpose or use which does not affect access, reduce parking or take any part of the Improvements shall be deemed an "Immaterial Taking."

                            ARTICLE 17 - ASSIGNMENT

         Except for an assignment to an LLC or limited partnership in which Daniel Weingarten, the Buyer or one or both of the Buyer's partners, Bruce Heitler and Arnie Meranski, have management control and a substantial financial interest, Buyer may not assign this Agreement to any other party or entity without the written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion. No assignment shall release the Buyer herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto.

         If Buyer requests Seller's written consent to any assignment, Buyer shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with a name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.

                              ARTICLE 18 - NOTICES

         Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the third business hour (a business hour being one of the hours from 8:00 a.m. to 5:00 p.m., local time of the recipient, on business days) after transmitting by telecopier to the telecopy number set forth below:

         If to Seller, to:

                 Boettcher Western Properties II, Ltd.
                 c/o Kemper Securities, Inc.
                 828 17th Street, Suite 400
                 Denver, Colorado 80202
                 Attention: Vincent L. Dodds
                 Telecopy: (303) 628-8555

                 with a copy at the same time to:

                 Otten, Johnson, Robinson,
                   Neff & Ragonetti, P.C.
                 950 17th Street, Suite 1600
                 Denver, Colorado 80202
                 Attention: John D. Sternberg, Esq.
                 Telecopy: (303) 825-6525

         If to Buyer, to:

                 Heitler/Meranski
                 c/o Heitler Development, Inc.
                 1410 Grant Street, Suite B303
                 Denver, CO 80203
                 Attention: Bruce Heitler
                 Telecopy: (303) 861-8782

         If to Closing Agent, to:

                 Stewart Title of Denver, Inc.
                 50 South Steele, Suite 600
                 Denver, CO 80209
                 Attention:
                 Telecopy: (303) 331-0220

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

                      ARTICLE 19 - TRANSFER OF POSSESSION

         Possession of the Property shall be transferred to Buyer at Closing, subject to the Permitted Exceptions.

                        ARTICLE 20 - GENERAL PROVISIONS

         20.1 Definitions. Unless the context otherwise indicates, whenever used in this Agreement:

         20.1.1 Cash. The word "Cash" means (i) United States currency or
(ii) an amount in United States currency credited by wire-transfer or by other means providing immediately available funds.

                 20.1.2 Party. The word "party" or "parties" means Buyer and/or Seller, as the context may require.

         20.2 Gender; Number. The use herein of (i) the neuter gender includes the masculine and the feminine and (ii) the singular number includes the plural, whenever the context so requires.

         20.3 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

         20.4 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Inspection Period or the date of Closing) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

         20.5 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

         20.6 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

         20.7 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

         20.8 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or rehearing, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not.

         20.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

                 IN WITNESS WHEREOF, this Agreement has been executed as of the date(s) set forth below.


                                  SELLER:

                                  BOETTCHER WESTERN PROPERTIES II LTD., a
                                  Colorado limited partnership

                                  By: BOETTCHER PROPERTIES, LTD., a
                                      Colorado limited partnership, its
                                      general partner

                                      By: BPL HOLDINGS, INC., a Delaware
                                          corporation, its general
                                          partner

                                          By: /s/ Vincent L. Dodds
                                             ---------------------
                                             Vincent L. Dodds
                                             Vice President

                                          Date:  4-25-95
                                               -------------------

                                 BUYER:

                                 HEITLER/MERANSKI, a Colorado general
                                 partnership

                                      By: /s/ Bruce Heitler
                                          -----------------
                                          General Partner

                                      By: /s/ Arnold Meranski
                                          -------------------
                                          General Partner

                                      Date: 4-26-95
                                           ------------------

                                   Exhibit A

                               LEGAL DESCRIPTION

LOTS 2 AND 4, BLOCK 1, ILIFF CROSSING SUBDIVISION FILING NO. 1, ACCORDING TO THE RECORDED PLAT THEREOF, COUNTY OF ARAPAHOE, STATE OF COLORADO,

TOGETHER WITH VACATED SOUTH NUCLA STREET AS VACATED BY ORDINANCE 80-817, RECORDED FEBRUARY 19, 1981 IN BOOK 3368 AT PAGE 183,

TOGETHER WITH AN EASEMENT GRANTED BY ALBERTSON'S INC., A DELAWARE CORPORATION RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 55, AN EASEMENT GRANTED BY LINCOLN DEVELOPMENTS LIMITED, RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 30 AND AMENDED BY FIRST AMENDMENT TO EASEMENT AGREEMENT RECORDED JUNE 4, 1981 IN BOOK 3425 AT PAGE 311 AN EASEMENT RESERVED BY ILIFF CROSSING ASSOCIATES, A COLORADO CORPORATION, RECORDED FEBRUARY 6, 1980 IN BOOK 3166 AT PAGE 583, AND AMENDED FEBRUARY 25, 1980 IN BOOK 3175 AT PAGE 212, COUNTY OF ARAPAHOE, STATE OF COLORADO.

                                   EXHIBIT B

                      ASSIGNMENT AND ASSUMPTION OF LEASES

         THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Agreement") is made and entered into this _____ day of _______________, 19 __ between BOETTCHER WESTERN PROPERTIES II LTD., a Colorado limited partnership ("Assignor"), and _______________, a _________________ ("Assignee").

         For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord in and to those leases, tenancies and other occupancy arrangements (the "Leases") described in Schedule 1 attached hereto and made a part hereof.

         Assignor shall indemnify and hold Assignee harmless from all obligations on the part of the landlord arising under the Leases prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Leases to be performed from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the landlord arising under the Leases from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                                        ASSIGNOR:

                                        BOETTCHER WESTERN PROPERTIES II LTD.,
                                        a Colorado limited partnership

                                        By: BOETTCHER PROPERTIES, LTD.,
                                            a Colorado limited partnership, its
                                            general partner

                                            By: BPL HOLDINGS, INC., a Delaware
                                                corporation, its general
                                                partner

                                                By: _______________________
                                                    Vincent L. Dodds
                                                    Vice President

                                           ASSIGNEE:
                                           _______________________________, a
                                           _______________________________


                                           By:____________________________
                                           Name:__________________________
                                           Title:_________________________

                                   Schedule 1

                                     Leases

                                   EXHIBIT C

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Agreement") is made
and entered into as of   19 , by and between BOETTCHER WESTERN PROPERTIES II
LTD., a Colorado limited partnership ("Assignor"), and, a     ("Assignee").

                                    Recitals

         This Agreement is made with respect to the following facts:

         A. Assignor has this date conveyed to Assignee the real property described on Schedule 1 attached hereto (the "Property").

         B. In connection with the conveyance of the Property to Assignee, Assignor desires to assign all of Assignee's right, title and interest in and to those contracts, agreements and commitments for the repair, maintenance, service and supply of the Property that are listed on Schedule 2 attached hereto and made a part hereof (the "Contracts").

         C. Assignee desires to assume Assignor's obligations under the contracts.

                                   Agreement

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts and Assignor agrees to indemnify and hold Assignee harmless from all obligations on the part of the owner of the Property arising under the Contracts prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         2. Assignee hereby expressly assumes and agrees to perform all the obligations of Assignor under the Contracts to be performed from and after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from all obligations on the part of the owner of the Property arising under the Contracts from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         3. This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

         Executed as of the date set forth above.

                                    ASSIGNOR:

                                    BOETTCHER WESTERN PROPERTIES II LTD., a
                                    Colorado limited partnership

                                    By: BOETTCHER PROPERTIES, LTD., a
                                        Colorado limited partnership, its
                                        general partner

                                         By: BPL HOLDINGS, INC., a Delaware
                                             corporation, its general partner


                                             By:______________________
                                                Vincent L. Dodds
                                                Vice President


                                    ASSIGNEE:
                                    ________________________________, a
                                    ___________________________________

                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________

                                   Schedule 1

                       Legal Description of the Property

LOTS 2 AND 4, BLOCK 1, ILIFF CROSSING SUBDIVISION FILING NO. 1, ACCORDING TO THE RECORDED PLAT THEREOF, COUNTY OF ARAPAHOE, STATE OF COLORADO,

TOGETHER WITH VACATED SOUTH NUCLA STREET AS VACATED BY ORDINANCE 80-817, RECORDED FEBRUARY 19, 1981 IN BOOK 3368 AT PAGE 183,

TOGETHER WITH AN EASEMENT GRANTED BY ALBERTSON'S INC., A DELAWARE CORPORATION RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 55, AN EASEMENT GRANTED BY LINCOLN DEVELOPMENTS LIMITED, RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 30 AND AMENDED BY FIRST AMENDMENT TO EASEMENT AGREEMENT RECORDED JUNE 4, 1981 IN BOOK 3425 AT PAGE 311 AN EASEMENT RESERVED BY ILIFF CROSSING ASSOCIATES, A COLORADO CORPORATION, RECORDED FEBRUARY 6, 1980 IN BOOK 3166 AT PAGE 583, AND AMENDED FEBRUARY 25, 1980 IN BOOK 3175 AT PAGE 212, COUNTY OF ARAPAHOE, STATE OF COLORADO.

                                   Schedule 2

                                   Contracts

[There shall be added here a list of all Contracts that are in effect on the Closing Date and that either (i) do not require the consent of the other party to such Contract for the assignment thereof to Buyer; or (ii) require the consent of the other party to such Contract for the assignment thereof to Buyer, which consent Buyer has obtained and delivered to Seller on or before Closing.]

                                   EXHIBIT D

                             SPECIAL WARRANTY DEED

                      [Statutory Form - C.R.S.  Section 38-30-115]

        BOETTCHER WESTERN PROPERTIES II LTD., a Colorado limited partnership ("Grantor"), whose street address is 828 17th Street, Suite 400, Denver, Colorado 80202, Attention: Vincent L. Dodds, for the consideration of Three Million Three Hundred Fifty Thousand Dollars ($3,350,000), in hand paid, hereby sells and conveys to _________________, a ________________________, whose street address is ____________, Attention: ____________________, the real property in the County of Arapahoe and State of Colorado that is described on
Schedule 1 attached hereto and made a part hereof, with all its appurtenances, and warrants the title to the same against all persons claiming under Grantor, subject to the matters set forth on Schedule 2 attached hereto and made a part hereof.

         Signed this _____ day of _________________ , 19____.

                                  BOETTCHER WESTERN PROPERTIES II LTD.,
                                  a Colorado limited partnership

                                  By: BOETTCHER PROPERTIES, LTD., a
                                      Colorado limited partnership, its
                                      general partner

                                        By: BPL HOLDINGS, INC., a Delaware
                                            corporation, its general partner

                                            By:___________________________
                                                   Vincent L. Dodds
                                                   Vice President

STATE OF ___________)
                    ) ss.
COUNTY OF___________)

         The foregoing instrument was acknowledged before me this __ day of_________, 19 __ by Vincent L. Dodds, as Vice President of BPL Holdings, Inc., a Delaware corporation, as general partner of Boettcher Properties, Ltd., a Colorado limited partnership, as general partner of Boettcher Western Properties II Ltd., a Colorado limited partnership.

         Witness my hand and official seal.

         My commission expires:_____________________________________

                               ______________________________________
                               Notary Public

                                   Schedule 1

                               Legal Description

LOTS 2 AND 4, BLOCK 1, ILIFF CROSSING SUBDIVISION FILING NO. 1, ACCORDING TO THE RECORDED PLAT THEREOF, COUNTY OF ARAPAHOE, STATE OF COLORADO,

TOGETHER WITH VACATED SOUTH NUCLA STREET AS VACATED BY ORDINANCE 80-817, RECORDED FEBRUARY 19, 1981 IN BOOK 3368 AT PAGE 183,

TOGETHER WITH AN EASEMENT GRANTED BY ALBERTSON'S INC., A DELAWARE CORPORATION RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 55, AN EASEMENT GRANTED BY LINCOLN DEVELOPMENTS LIMITED, RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 30 AND AMENDED BY FIRST AMENDMENT TO EASEMENT AGREEMENT RECORDED JUNE 4, 1981 IN BOOK 3425 AT PAGE 311 AN EASEMENT RESERVED BY ILIFF CROSSING ASSOCIATES, A COLORADO CORPORATION, RECORDED FEBRUARY 6, 1980 IN BOOK 3166 AT PAGE 583, AND AMENDED FEBRUARY 25, 1980 IN BOOK 3175 AT PAGE 212, COUNTY OF ARAPAHOE, STATE OF COLORADO.

                                   Schedule 2

                                Title Exceptions

[Permitted Exceptions to be added.]

                                   EXHIBIT E

                          BILL OF SALE AND ASSIGNMENT

         This Bill of Sale and Assignment dated as of ____, 19 ____, is between BOETTCHER WESTERN PROPERTIES II LTD., a Colorado limited partnership ("Seller") and _______________________, a _________________________("Buyer").

         For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby sells, conveys, transfers, assigns, and sets over unto Buyer, without warranty of any kind or nature, all right, title and interest of Seller in and to the following:

         (a) Any items of equipment and other tangible personal property (the "Personal Property") owned by Seller, located on and used in connection with the operation of the real property described in Schedule 1 attached hereto and made a part hereof (the "Real Property");

         (b) Any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property or the Personal Property, but only to the extent that they are assignable;

         (c) Any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property or the Personal Property, but only to the extent that they are assignable;

         (d) Any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, and other plans and studies that are in Seller's possession and relate to the Real Property or the Personal Property, but only to the extent that they are assignable and without representation or warranty of any kind whatsoever as to the assignability of such items or any matter contained therein; and

         (e) Any other rights, privileges and appurtenances owned by Seller and in any way related to, or used in connection with the operation of, the Real Property or Personal Property, including all of Seller's right, title and interest in and to use of the name "Iliff Crossing Shopping Center" in connection with the ownership and operation of the Real Property, but only to the extent that they are assignable.

         Executed as of the date set forth above.

                                  BOETTCHER WESTERN PROPERTIES II LTD., a
                                  Colorado limited partnership

                                  By: BOETTCHER PROPERTIES, LTD., a
                                      Colorado limited partnership, its
                                      general partner

                                      By: BPL HOLDINGS, INC., a Delaware
                                          corporation, its general
                                          partner

                                          By: _________________________
                                              Vincent L. Dodds
                                              Vice President

                                   Schedule 1

                     Legal Description of the Real Property

LOTS 2 AND 4, BLOCK 1, ILIFF CROSSING SUBDIVISION FILING NO. 1, ACCORDING TO THE RECORDED PLAT THEREOF, COUNTY OF ARAPAHOE, STATE OF COLORADO,

TOGETHER WITH VACATED SOUTH NUCLA STREET AS VACATED BY ORDINANCE 80-817, RECORDED FEBRUARY 19, 1981 IN BOOK 3368 AT PAGE 183,

TOGETHER WITH AN EASEMENT GRANTED BY ALBERTSON'S INC., A DELAWARE CORPORATION RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 55, AN EASEMENT GRANTED BY LINCOLN DEVELOPMENTS LIMITED, RECORDED NOVEMBER 17, 1980 IN BOOK 3319 AT PAGE 30 AND AMENDED BY FIRST AMENDMENT TO EASEMENT AGREEMENT RECORDED JUNE 4, 1981 IN BOOK 3425 AT PAGE 311 AN EASEMENT RESERVED BY ILIFF CROSSING ASSOCIATES, A COLORADO CORPORATION, RECORDED FEBRUARY 6, 1980 IN BOOK 3166 AT PAGE 583, AND AMENDED FEBRUARY 25, 1980 IN BOOK 3175 AT PAGE 212, COUNTY OF ARAPAHOE, STATE OF COLORADO.

                                   EXHIBIT F

                              ESTOPPEL CERTIFICATE

TO:______________________________
   ______________________________
   ______________________________
   ______________________________

Attention: _______________________________________________ "Purchaser")

         RE:     Lease dated _________________________(the "Lease") for
                 premises known as _______________________________ (the
                 "Premises") in the Iliff Crossing Shopping Center (the "Property")

         The undersigned hereby certifies to Purchaser as follows:

         1. The undersigned is the "Tenant" under the above-referenced Lease covering the above-referenced Premises. A true, correct and complete copy of the Lease (including all addendums, riders, amendments, modifications and supplements thereto) is attached as Exhibit A.

         2. The Lease constitutes the entire agreement between the landlord under the Lease ("Landlord") and Tenant with respect to the Property and the Lease has not been modified, changed, altered or amended in any respect except as set forth above.

         3. The term of the Lease commenced on _____, 19 _____, and, including any presently exercised option or renewal term, will expire on _______________, 19 _____. Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet or assigned Tenant's leasehold interest, except as follows: ___________________________________. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any construction allowances payable by Landlord have been paid in full.

         4. To the best of the Tenant's knowledge, as of the date of this Estoppel Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord under the Lease.

         5. Tenant is currently obligated to pay base or minimum annual rental of $ _____________ in monthly installments of $ ________________ per month and monthly installments of annual rental have been paid through _____________ , 19 _____. No rent has been paid in advance for any period after such date. Tenant is also obligated to pay percentage rent calculated as follows:
______________ (if none, write "NONE"). For the lease year expiring
___________________(fill in the most recent date as to which percentage rent has been calculated) Tenant has paid $ ____________ as percentage rent (if none, write "NONE"). Tenant has no claim against

Landlord for any security or other deposits except $ _____________ (if none, write "NONE") which was paid pursuant to the Lease.

         6. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the Property except as expressly set forth in the Lease.

         7. Tenant has no option or preferential right to purchase all or part of the Premises (or the Property) nor any right or interest with respect to the Property other than as Tenant under the Lease.

         8. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

         9. There has not been filed by or, to the best of Tenant's knowledge, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

         This Certificate is made to Purchaser in connection with the prospective purchase by Purchaser, or Purchaser's assignee, of the building containing the Premises. This Certificate may be relied on by Purchaser and any other party who acquires an interest in the Premises in connection with such purchase or any person or entity which may finance such purchase.

         Dated this ________ day of_________, 19 _____.

                                              ______________________

                                           By:______________________
                                           Its:_____________________
                                                   "TENANT"

                                   EXHIBIT G

                          SELLER'S WIRING INSTRUCTIONS

CitiBank of New York
ABA # 021 000 089
For the account of: Kemper Clearing Corp.
Account No. 3889-7669
Reference: Boettcher Western Properties II Ltd.
#1565-8068

                                                                       EXHIBIT A

                                   AMENDMENT
                                     to the
                   PURCHASE AND SALE AGREEMENT ("Agreement")
                                     dated
                                 April 26, 1995
                                 by and between
                BOETTCHER WESTERN PROPERTIES II, LTD ("Seller")
                                      and
                           HEITLER/MERANSKI ("Buyer")

1. DATE. The effective date of this Amendment shall be May 8, 1995.

2. CO-OPERATIVE COMMISSION. Signature Corporation of Colorado ("Broker"), as exclusive listing broker for the Seller, agrees to pay 50% (1/2) of the commission received from the Seller at the closing of a sale in accordance with the above referenced agreement, to Western Centers, Inc. as cooperating broker ("Co-op") subject to the following provisions. Such cooperative commission shall be reduced to 25% (1/4) of the broker's commission received if either of the following occur:

         a) Request and receipt by the Buyer from the Seller of an extension of the Inspection Period as defined in
                 Section 5.2.1; or

         b) Request and receipt by the Buyer from the Seller of an extension of time to obtain a financing commitment pursuant to
                 Article 6 in excess of fifteen (15) calendar days beyond the time permitted within such Article, or any agreement modification requiring an increase of the loan amount as specified therein.

Any payment to the Co-op is strictly contingent upon Broker receiving four percent (4%) of the purchase price of the Three Million One Hundred Thousand Dollars ($3,100,000.00). Seller is under no obligation to grant an extension of time under either (a) or (b) above. Notwithstanding the foregoing, if the closing occurs later than 120 days from the date of this amendment the Broker shall retain 100% of the commission and Co-op shall not receive any portion of the commission.

3. LOAN FEE. The Buyer hereby agrees to pay a loan brokerage fee of one percent (1%) of the loan amount to CTX Capital Corporation and/or assigns for a loan closed for the benefit of the Buyer by any of the following named lenders:

         -Commercial Federal Mortgage Corporation
         -Wells Fargo
         -RFG Financial (Salomon Bros./Reckson Mortgage)
         -Chemical Bank
         -Bank One
         -Midland Commercial Funding

Page 2 of 3
Amendment

4. INSPECTION PERIOD. The parties hereby agree that Sellers Deliveries required by Section 5.1 have all been made as of May 8, 1995 and that the expiration of the Inspection Period under Section 5.2.1 is 5:00 p.m. Mountain Time on May 29, 1995.

5. FINANCING CONTINGENCY. The financing contingency provided in Article 6 of the Agreement will expire on June 28, 1995. Accordingly, in the second line of
Article 6, the words "the fifty first (51st) day from the date this Agreement is executed" are deleted and the date "June 28, 1995" is added in their place. In the seventh line of Article 6, the words "within said sixty (60) day period," are deleted and the words "on or before 5:00 p.m. Mountain time on June 28, 1995," are added in their place.

6. CLOSING DATE. Section 7.1 of the Agreement is modified to reflect that the "Closing Date" will be July 31, 1995 or, by mutual agreement, an earlier date.

7. The following sections are hereby added to Section 20:

         20.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that TIME IS STRICTLY OF THE ESSENCE with respect to each and every term, condition, obligation and provision herein and the failure to TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a material default hereunder.

         20.11 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

         20.12 Successors and Assigns. Subject to any provisions concerning assignment hereinabove set forth, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

         20.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

8. RATIFICATION. All capitalized terms used in this Amendment without definition shall have the same meanings as set forth for those terms in the Agreement. Except as amended hereby, the Agreement has not been modified and, as amended hereby, the Agreement is hereby ratified and confirmed.

Page 3 of 3
Amendment

Executed as of the date set forth above.

CO-OP:                                    BROKER:

WESTERN CENTERS. INC.                     Signature Corporation of Colorado
a Colorado Corporation

/s/ Arnold Meranski                        /s/ William G. Utz
------------------------------             ----------------------------------
Arnold Meranski                            William G. Utz
President and Broker                       Broker



BUYER:

HEITLER/MERANSKI                           CTX CAPITAL CORPORATION
a Colorado General Partnership             a Nevada Corporation

/s/ Bruce Heitler                          /s/ Brian M. Cuje
-----------------------------              -----------------------
Bruce Heitler, General Partner             Brian M. Cuje
                                           Vice President



SELLER:

BOETTCHER WESTERN PROPERTIES II LTD.,
a Colorado limited partnership

         By: BOETTCHER PROPERTIES, LTD., A
             Colorado limited partnership, its
             general partner

         By: BPL HOLDINGS, INC. a Delaware
             corporation, its general partner

         By: /s/ Vincent L. Dodds
             ----------------------------
                 Vincent L. Dodds
                 Vice President

                   ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
                                 July 26, 1995

         WHEREAS Heitler/Meranski, a Colorado general partnership, (the "Buyer") entered into an agreement (the "Agreement") with Boettcher Western Properties II, Ltd. (the "Seller") dated April 26, 1995, which was modified by the Amendment dated April 26, 1995, and

         WHEREAS Article 17 of the Agreement permits assignment to an LLC in which one or both of the Buyer's partners, Bruce Heitler and Arnie Meranski, have management controll and a substantial financial interest without consent of the Seller, and

         WHEREAS Iliff Crossing Company LLC is a Colorado limited liability company in which Bruce Heitler and Arnie Meranski have management control and a substantial financial interest,

         NOW THEREFORE, For valuable consideration the adequacy of which is acknowledged by the parties, Heitler/Meranski hereby assigns to Iliff Crossing Company LLC, all of its right, title and interest in the Agreement and Iliff Crossing Company LLC hereby agrees to assume and perform all of the obligations of the Buyer under the Agreement.

HEITLER/MERANSKI a Colorado general partnership

By: /s/ Bruce F. Heitler
    ----------------------------------
    Bruce F. Heitler, General partner

                                        APPROVED AND ACCEPTED:

                                        BOETTCHER WESTERN PROPERTIES,
Iliff Crossing Company LLC              II, LTD., a Colorado limited partnership




By: /s/ Bruce F. Heitler
    --------------------------
    Bruce F. Heitler, Manager

                                        By: BOETTCHER PROPERTIES, LTD.,
                                        a Colorado limited partnership,
                                        its general partner,

                                        By: BPL HOLDINGS, INC., a Delaware
                                        corporation, its general

                                        By:  /s/ Vincent L. Dodds
                                             --------------------------------
                                             Vincent L. Dodds, vice president

                                   AGREEMENT

     The undersigned, as parties to that certain Purchase and Sale Agreement between Boettcher Western Properties II Ltd., as Seller, and Iliff Crossing Company LLC, as Buyer (the "Agreement"), hereby acknowledge and agree that the provisions of paragraph 8.1.2 of the Agreement shall survive the closing of the purchase and sale of the property contemplated in the Agreement.

     Executed as of the 8th day of August, 1995.



                                 BOETTCHER WESTERN PROPERTIES, LTD.,
                                 a Colorado limited partnership

                                 By: BOETTCHER PROPERTIES, LTD., a
                                     Colorado limited partnership,
                                     its General Partner

                                 By: BPL HOLDINGS, INC., a Delaware
                                     corporation, its General
                                     Partner

                                 By: /s/ Vincent L. Dodds
                                     ------------------------------
                                     Vincent L. Dodds,
                                     Vice President

                                 ILIFF CROSSING COMPANY LLC, a
                                 Colorado limited liability company

                                 By: /s/ Bruce F. Heitler
                                     ------------------------------
                                     Bruce F. Heitler, Manager